Exhibit 10.5

Amendment to
System License Agreement

The System License Agreement dated March 30, 1982 between the Massachusetts Institute or Technology (“M.I.T.”) and Aspen Technology, Inc. (“AspenTech”) is hereby amended, effective as of March 30, 1982, as follows.

1.                                       Premises.                                              The last premise is deleted.

2.                                       Section 3.3.                                   Section 3.3 is .amended to read in its entirety as follows:

3.3                                 M.I.T. agrees that so long as this Agreement is in effect and provided that LICENSEE has not received a notice under 7.1 prohibiting further use of Licensed Materials, M.I.T. will not permit any other party to use or to have a license agreement with respect to any Licensed Materials, which agreement contains any provision which is more favorable to such other party than this Agreement is to LICENSEE except with regard to licenses which may be granted to members of the Industrial Testing Program under the Aspen Project.  In the event that M.I.T. grants any such provision to any such other party, other than to members of the Industrial Testing Program, this agreement shall be automatically modified thereby to afford LICENSEE such provision.  Upon written request by LICENSEE, M.I.T. shall provide to LICENSEE’S counsel access at M.I.T. to all license agreements with respect to Licensed Materials.

3.                                       Section 4.1                                      Section 4.1 is amended to read in its entirety as follows:

4.1.                              M.I.T. represents that it has not, at this time, granted any license of the Licensed Materials except to the U.S. Government and to the participants in the Program of Industrial Testing under the Aspen project.  However, M.I.T. reserves the right to issue such future licenses as it, in its sole discretion, deems advisable.  LICENSEE acknowledges that M.I.T. shall continue to own the right, title and interest (including copyrights) in the Licensed Materials notwithstanding the License granted under this Agreement, and LICENSEE agrees to comply with all laws applicable to its use of the Licensed Materials.

4.                                       Section 5.  Section 5 is amended to read in its entirety as follows:

5.                                       LICENSEE FEE

In consideration of the License granted to LICENSEE under §3 hereof, LICENSEE shall pay to M.I.T. a license fee of Thirty Thousand Dollars ($30,000) which shall be payable as follows:

(a)                                  Upon execution of this Agreement, the sum of Five Thousand Dollars ($5,000);

(b)                                 On or before October 1, 1982 the sum of Five Thousand Dollars ($5,000);

(c)                                  On or before April 1, 1983, the sum of Five Thousand Dollars ($5,000);

(d)                                 On or before October 1, 1983, the sum of Five Thousand Dollars ($5,000);

(e)                                  On or before April 1, 1984, the sum of Five Thousand Dollars ($5,000);

(f)                                    On or before October 1, 1984, the sum of Five Thousand Dollars ($5,000).

5.                                       Section 7.2(d).  Section 7.2(d) is amended  to read in its entirety as follows:

(d)                                 The U.S. Government places a substantial portion of the Licensed Materials in the public domain or proposes to make a substantial portion of the Licensed Materials available under licenses which grant rights equivalent to the total rights granted hereunder;

Except as specifically amended hereby, the Agreement shall remain unchanged and is hereby confirmed as being in full force and affect.

This amendment may be executed in two or more identical counterparts, each of which, when duly executed and delivered shall be an original, but all of which shall constitute a single instrument.  In making proof of this amendment, it shall not be necessary to produce or account for more  than one such counterpart.

ASPEN TECHNOLOGY, INC.		MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	/s/ Lawrence Evans	By:	/s/ George ???

Title:	President	Title:	Director, Office of Sponsored Programs

Date:	September 13, 1982	Date:	9/29/82